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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-94541 of Carrier1 International S.A. on Form S-1 of our report dated January 5, 2000, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE EXPERTA AG

/s/ David Wilson                                /s/ Jeffrey A. Swormstedt


David Wilson                                  Jeffrey A. Swormstedt
Erlenbach, Switzerland
February 3, 2000